SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) July 26, 1995


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits

          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128 and No. 33-53327), we hereby file the following press release.


     Exhibit
     Number                        Description of Exhibit
     -------          -------------------------------------------------

       99             Copy of the Registrant's Earnings Press Release,
                        dated July 26, 1995









































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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 26, 1995

























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                                 EXHIBIT INDEX




Exhibit
Number                                 Description
- -------          -------------------------------------------------------

  99             Copy of the Registrant's Earnings Press Release, dated
                   July 26, 1995.







































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                                                    EXHIBIT 99





                                    Contact:  Mike Ricciuto
                                              (302) 774-2883




          WILMINGTON, Del., July 26 -- DuPont reported record earnings per share for the second quarter of 1995 of $1.70, up 47 percent from the $1.16 earned in the second quarter 1994. Excluding nonrecurring items, earnings for the quarter were $1.75 per share. Net income totaled $938 million, compared to $792 million earned in 1994.
          During the second quarter, average shares outstanding were substantially reduced, principally due to the redemption of DuPont common stock from Seagram. Excluding the effect of accretion, which totaled $.23 per share, both earnings per share and net income increased 27 percent. "These outstanding results continue to reflect strong revenue gains and ongoing productiv-ity improvements," said DuPont Chairman Edgar S. Woolard Jr.
          "During the first half, our chemicals and specialties businesses grew revenue 13 percent and improved productivity
8 percent, generating after-tax operating margins of 14 percent
- -- 30 percent higher than last year -- with Europe and Asia recording the largest gains," said Woolard. "Clearly we are pleased with these very strong results. Although we are seeing some signs of slower economic growth, particularly in North



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America, we expect sales and earnings improvement to continue versus last year. Our agricultural products business should have a stronger than normal third quarter as weather conditions in the U.S. midwest delayed sales into the third quarter, and the Petroleum segment is anticipating improved second-half results compared to last year."
          Sales for the second quarter were $11.1 billion, up
9 percent from prior year.  Petroleum segment sales were up
10 percent on higher refined product sales outside the United States. Combined segments other than Petroleum were up
8 percent, with 2 percent higher volume and 6 percent higher selling prices. Two-thirds of the increase in selling prices is attributable to the weaker U.S. dollar.
          Nonrecurring charges were recorded in both second quarter periods -- $29 million after-tax or $.05 per share in 1995, and $47 million after-tax or $.07 per share in 1994. The 1995 charge reflects the current estimate of costs related to the recall of "Benlate" DF 50 fungicide, partly offset by a reduction in estimates for certain restructuring costs taken in prior periods.
          For the first six months of 1995, earnings per share totaled $3.07 and exceeded 1994 previous record first-half earnings per share by 46 percent. Net income for the first six




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months of 1995 was $1.9 billion compared to $1.4 billion in the same period last year.  Sales totaled $21.6 billion, up
12 percent.
          The following compares second quarter 1995 results with second quarter 1994, for each industry segment excluding the impact of nonrecurring items described in the accompanying segment footnotes:
          Chemicals segment earnings were $172 million, up
$71 million, or 70 percent, reflecting better results for white pigments and specialty chemicals. Segment sales increased
13 percent reflecting 3 percent higher sales volume and 10 percent higher selling prices.
          Fibers segment earnings of $208 million were up
$31 million, or 18 percent, with the most significant earnings improvement in aramids. Segment sales were 6 percent higher on 6 percent higher selling prices.
          Polymers segment earnings were $230 million, up
$47 million, or 26 percent, from last year reflecting improved results in engineering polymers and elastomers. Segment sales improved 14 percent, reflecting 5 percent higher volume, and 9 percent higher selling prices.







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          Petroleum segment earnings were $198 million, about
the same as last year. Upstream's results were $131 million, down 14 percent, largely attributed to higher exploration expenses. Higher crude oil prices during the period were offset by lower international volumes and U.S. natural gas prices. Downstream earnings were $67 million, up 40 percent, principally on lower costs in the United States.
          Diversified Businesses segment earnings totaled
$320 million, up $65 million or 25 percent principally reflecting earnings improvement from agricultural products. Segment sales were up 2 percent due to 2 percent higher sales volume.



7/26/95











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

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                          Three Months Ended       Six Months Ended
CONSOLIDATED INCOME STATEMENT                                 June 30                   June 30
- -----------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1995        1994        1995       1994
- ----------------------------------------------------------------------------------------------------
SALES .............................................      $11,076     $10,161     $21,578    $19,351
Other Income ......................................          253         278         614        483
                                                         -------     -------     -------    -------
    Total .........................................       11,329      10,439      22,192     19,834
                                                         -------     -------     -------    -------
Cost of Goods Sold and Other Expenses .............        8,030       7,492      15,633     14,167
Selling, General and Administrative Expenses ......          812         709       1,552      1,373
Depreciation, Depletion and Amortization ..........          642         670       1,290      1,373
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ...........           88          53         142        112
Interest and Debt Expense .........................          236         148         356        290
                                                         -------     -------     -------    -------
    Total .........................................        9,808       9,072      18,973     17,315
                                                         -------     -------     -------    -------
EARNINGS BEFORE INCOME TAXES ......................        1,521       1,367       3,219      2,519
Provision for Income Taxes ........................          583         575       1,322      1,085
                                                         -------     -------     -------    -------
NET INCOME ........................................      $   938     $   792     $ 1,897    $ 1,434
                                                         =======     =======     =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fa> ............      $  1.70     $  1.16     $  3.07       2.10
                                                         =======     =======     =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK ...............      $   .52     $   .44     $   .99    $   .88
                                                         =======     =======     =======    =======

<Fa>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                        Three Months Ended      Six Months Ended
                              June 30                June 30
                        ------------------      ----------------

              1995         550,445,989             615,537,673
              1994         679,925,200             679,204,899

    Earnings per share for the six months ended June 30, 1995 of $3.07, do not equal the sum of the first quarter's earnings per share ($1.40) and the second quarter's earnings per share ($1.70) due to a significant change in average common shares outstanding for the second quarter. During the second quarter, the Company redeemed 156 million shares of its common stock from Seagram and subsequently sold, through public and private offerings, 27,339,375 shares of newly-issued common stock.
    Also in the second quarter, 24 million shares of newly-issued common stock were sold to the DuPont Flexitrust. These shares are not considered outstanding for purposes of computing the foregoing average shares outstanding.


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


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                          Three Months Ended       Six Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                     June 30                   June 30
- -----------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1995        1994        1995       1994
- ----------------------------------------------------------------------------------------------------
SALES
- -----
Chemicals ...........................................    $ 1,088     $   959     $ 2,123    $ 1,807
Fibers ..............................................      1,832       1,722       3,686      3,367
Polymers ............................................      1,844       1,619       3,621      3,102
Petroleum ...........................................      4,556       4,139       8,809      8,001
Diversified Businesses ..............................      1,756       1,722       3,339      3,074
                                                         -------     -------     -------    -------
    Total ...........................................    $11,076     $10,161     $21,578    $19,351
                                                         =======     =======     =======    =======

AFTER-TAX OPERATING INCOME
- --------------------------
Chemicals ...........................................    $   179<Fa> $   101     $   346<Fa>$   184
Fibers ..............................................        235<Fa>     177         440<Fa>    321
Polymers ............................................        230         183         465        330
Petroleum ...........................................        198         201         384        416
Diversified Businesses ..............................        257<Fb>     208<Fb>     494<Fb>    356<Fb>
                                                         -------     -------     -------    -------
    Total ...........................................      1,099         870       2,129      1,607

Interest and Other Corporate
  Expenses Net of Tax ...............................       (161)        (78)       (232)      (173)
                                                         -------     -------     -------    -------

NET INCOME ..........................................    $   938     $   792     $ 1,897    $ 1,434
- ----------                                               =======     =======     =======    =======


<Fa>The Chemicals and Fibers segments reflect a benefit of $7 and $27, respectively, principally an adjustment of estimates associated with the third quarter 1993 restructuring charge.
<Fb>Includes charges of $63 and $47 for quarters ended June 30, 1995 and
    1994, respectively, associated with "Benlate" DF 50 fungicide recall.













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